UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of

                       The Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)  May 22, 2003
                                                       ------------

                             Ultratech Stepper, Inc.
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             (Exact name of registrant as specified in its charter)




         Delaware                      0-22248                   94-3169580
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

3050 Zanker Road, San Jose, California                        95134
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(Address of principal executive offices)                    (Zip Code)

 Registrant's telephone number, including area code     (408) 321-8835
                                                        --------------


                                 Not Applicable
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          (Former name or former address, if changed since last report)





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Item 7.           Exhibits


                  Exhibit           Description
                  -------           -----------

                  99.1              Financial Update by CFO May 22, 2003



Item 9.           Regulation FD Disclosure



On May 22, 2003 Ultratech Stepper Inc. posted an update to its quarterly teleconference guidance on its company world wide web at www.ultratech.com. The full text of this message is included as Exhibit 99.1 hereto.








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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                             ULTRATECH STEPPER, INC.
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                                  (Registrant)



Date:   May 22, 2003       By: /s/ BRUCE R. WRIGHT
     ---------------          ------------------------------------------
                              Bruce R. Wright
                              Senior Vice President, Finance and Chief Financial
                              Officer (Duly Authorized Officer and Principal
                              Financial and Accounting Officer)





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                                  EXHIBIT INDEX



Exhibit           Description
-------           -----------
 99.1             Financial Update by CFO   May 22, 2003.







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                                  Exhibit 99.1

                             Financial Update by CFO

                                  May 22, 2003

The visibility we have at this time regarding the current quarter is reinforcing the comments made in the 1Q03 earnings release teleconference call. We are still anticipating revenue for 2Q03 to be up by about 5%-10% sequentially from 1Q03. Gross margin is looking a little stronger than at the time of our teleconference comments and so could improve to at, or slightly better than, our near term model of 40%, given the current product mix for the quarter. Operating expenses for 2Q03 are projected to be a bit higher than we stated last month, perhaps around 10%-15% on an absolute dollar basis, in comparison with 1Q03, primarily due to greater R&D spending to meet the increased laser thermal processing commitment. We are now anticipating booking a very nominal (less than $100k) income tax provision in 2Q03. Cash flow expectation has improved to where we now anticipate it to be about neutral for the quarter.

For the full year of 2003, the comments made in the 1Q03 earnings release teleconference call also appear to remain valid. Annual revenue growth could achieve greater than 25% compared with 2002. Operating expenses continue to look to be favorable and down about 5%-10% for the year, on an absolute dollar basis, compared to 2002, excluding that year's special charges. The projected tax impact for the year has increased due to jurisdictional effects as the projected revenue from Japan has grown. Our current projection for the year is that the tax rate could be about 15% of pre-tax income. We continue to anticipate that cash flow should be positive for the year. Our goal for 2003 remains to outperform our near-term financial model, which calls for gross margin of 40% and breakeven operating margin. Our long-term financial model has gross margin of 50% or greater and operating margin of 15% or greater, which we hope to achieve in 2004.



Safe Harbor Statement
---------------------
Certain of the statements contained herein may be considered forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as the cyclicality in the nanotechnology and semiconductor industries, delays, deferrals and cancellations of orders by customers, pricing pressures, competition, lengthy sales cycles for the company's systems, ability to volume produce systems and meet customer requirements, the mix of products sold, dependence on new product introductions and commercial success of any new products, integration and development of the laser thermal processing operation, sole or limited sources of supply, international sales, customer concentration, manufacturing inefficiencies and absorption levels, risks associated with introducing new technologies, inventory obsolescence, economic and political conditions in Asia, delays in collecting accounts receivable, extended payment terms, changes in technologies, the outbreak of Severe Acute Respiratory Syndrome (SARS) and any adverse effects of terrorist attacks or military actions in the United States or elsewhere on the economy in general or our business in particular. Such risks and uncertainties are described in the company's SEC reports including the company's Annual Report on Form 10-K filed for the year ended December 31, 2002 and its Quarterly Report on Form 10-Q filed for the quarter ended March 30, 2003.



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